EXHIBIT 23

[Letterhead]
Deloitte & Touche LLP
Two Prudential Plaza
180 North Stetson Avenue
Chicago, Illinois 60601

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 2-62630, 2-76637, 2-90384, 33-15949, 33-17990, 33-24397, 33-44294, 33-49740, 33-49742, 33-49762, 33-55551, 33-55549, 33-57897, 333-01477, 333-62665, 333-62669, 333-46790, and 333-103757 of Deere & Company on Form S-8 and in Registration Statement No. 333-92134 of Deere & Company on Form S-3 of our report dated December 16, 2003 (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph related to a change in the method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective November 1, 2002), appearing in the Annual Report on Form 10-K of Deere & Company for the year ended October 31, 2003, and to the reference to us under the heading “Experts” in the Prospectuses, which are part of such Registration Statements.

DELOITTE & TOUCHE LLP

Chicago, Illinois

December 19, 2003